Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 12, 2021, with respect to the consolidated financial statements and financial statement schedule of MicroStrategy Incorporated, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

The report on the consolidated financial statements refers to a change in the accounting for leases.

/s/ KPMG LLP

McLean, Virginia

June 14, 2021